UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  November 13, 2000
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                            Park Pharmacy Corporation
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               (Exact Name of Registrant as Specified in Charter)



    Colorado                     000-15379         84-1029701
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(State or Other Jurisdiction   (Commission     (IRS Employer
    of Incorporation)           File Number)  Identification No.)



10711 Preston Road, Suite 250, Dallas, Texas              75230
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(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code
                                                  (214) 692-9921
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                               N/A
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 (Former Name or Former Address, if Changes Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On November 10, 2000, Park Pharmacy Corporation, a Colorado corporation ("Park"), acquired the business operations of MJN Enterprises, Inc. ("MJN"), a privately held, institutional pharmacy based in Arlington, Texas and conducting business in North Texas under the name Total Health Care Pharmacy. The acquisition was effected by merging MJN into a wholly owned subsidiary of Park formed to effect the Merger. The surviving corporation will continue to conduct the business formerly conducted by MJN as a wholly owned subsidiary of Park, and will continue to operate under the assumed name of Total Health Care Pharmacy.

In the transaction, Michael J. Nault, R.Ph., the sole shareholder of MJN, received cash consideration of $1,150,000 and 1,450,000 shares of Park common stock (260,000 shares of which have been held back by Park to satisfy indemnification obligations of Mr. Nault). Mr. Nault will serve as the President of the new subsidiary.

The consideration paid by Park pursuant to the acquisition was negotiated at arm's length between Park and Mr. Nault on the basis of Park's assessment of the value of the acquired business and its associated business and prospects.

To fund the cash portion of the transaction, Park borrowed money under its existing acquisition facility ("Acquisition Facility") provided by the Bank of Texas, N.A. The Acquisition Facility, which matures on August 10, 2001, permits Park to borrow money in to finance its acquisitions, subject to certain conditions.
Under the Acquisition Facility, borrowings for an acquisition under the line may revolve for a period of 180 days, at which point such borrowings are converted to a four (4) year, fully amortizing term loan.

Park Pharmacy Corporation, a holding company based in Dallas, Texas, is engaged, through its subsidiaries, in retail, institutional, infusion, wholesale and Internet pharmacy services. Through Dougherty's Pharmacy in North Dallas and Raven's Pharmacy in Oak Cliff, a Dallas suburb, Park offers traditional independent pharmacy services, including prescriptions, over-the-counter medications, durable medical equipment, health and beauty aids, cosmetics, gifts, greeting cards and other general merchandise. Total Pharmacy Supply, Inc. is a wholesale distributor of non-drug pharmacy supplies for independent, chain, hospital and long-term care pharmacies nationwide. Dougherty's Homecare Infusion and Park Infusion Services, L.P., both operating under the name Park Infusion Care, supply enteral, parenteral and other infusion products to home healthcare and hospice patients throughout North Texas. Dougherty's Homecare and Total Health Care are institutional pharmacies fulfilling prescriptions primarily for hospices and assisted living facilities in North Texas. Rx-Pro.Com, Inc. is an application service platform providing Internet-based pharmacy services, patient charting and other services for physicians and pharmacies.

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



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired

     Audited financial statements of the acquired business will be filed through an amended Form 8-K to be filed within 60 days of the due date of this report.

(b)  Pro Forma Financial Information

     Pro Forma financial statements giving effect to the acquisition will be filed through an amended Form 8-K to be filed within 60 days of the due date of this report.

(c)  Exhibits

     Exhibit No.         Description

     2.1 Agreement and Plan of Merger dated November 10, 2000 by and among Park, MJN Acquisition Corp., MJN and Nault.


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


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PARK PHARMACY CORPORATION
                              (Registrant)


Date: November 13, 2000       By: /s/ Thomas R. Baker
                              -----------------------------------
                              Thomas R. Baker,
                              Chief Executive Officer & President


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



                        INDEX TO EXHIBITS

     Exhibit No.         Description

     2.1 Agreement and Plan of Merger dated November 10, 2000 by and among Park, MJN Acquisition Corp., MJN and Nault.




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